Exhibit 5.1


                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                  July 30, 2001

Valence Technology, Inc.
301 Conestoga Way
Henderson, Nevada  89015


Ladies/Gentlemen:

     At your request, we have examined the registration statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Valence Technology, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933 (the "Act"), 2,500,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company issuable pursuant to the Company's 2000 Stock Option Plan (the "Plan").

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.


                                  Respectfully submitted,

                                  /S/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
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                                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.